UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☒    Soliciting Material under §240.14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On March 16, 2022, Guess?, Inc. (“Guess” or the “Company”) held a conference call in connection with the Company’s reported financial results for its fourth quarter ended January 29, 2022. The following was expressed on the earnings call:
“Guess has a long track record of shareholder engagement and responsiveness, and in line with this, members of our Board of Directors and management have met with representatives of Legion Partners to better understand their views and engage constructively for the benefit of all shareholders. Our Board [of Directors] reached out to Legion Partners with the goal of achieving a mutually agreeable path forward. Notably, Legion Partners has publicly and privately complimented the Company’s transformation strategy and our strong business performance.
Our Board of Directors and management team remain focused on executing on our strategic plan and delivering value for Guess shareholders.
While we remain open to an appropriate resolution that allows us to focus all of our energy and time on execution, we do not have further details to share related to Legion Partners and therefore ask that your questions today are focused on our financial results and business performance.”
Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company intends to file a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.

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